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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 1, 1995
                                                 --------------
                                                 (June 1, 1995)


                          WESTERN GAS RESOURCES, INC.
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            (Exact name of registrant as specified in its charter)



           Delaware                    1-10389             84-1127613
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(State or other jurisdiction of    (Commission          (I.R.S Employer
 incorporation)                    File Number)        Identification No.)



12200 N. Pecos Street               Denver, Colorado         80234-3439
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(Address of principal executive offices)                    (Zip Code)




                                (303) 452-5603
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             (Registrant's telephone number, including area code)




                                  No Changes
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(Former name, former address and former fiscal year, if changed   since
last report).
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     ITEM 5.  OTHER EVENTS.

     On May 31, 1995, the Company redeemed all of the issued and outstanding shares of the Company's 7.25% Cumulative Senior Perpetual Convertible Preferred Stock (liquidation preference of $40 million) pursuant to the provisions of the Certificate of Designation relating to such preferred stock, at an aggregate redemption price of approximately $42.5 million, including accrued dividends. This transaction will reduce total stockholders' equity by $42.5 million. In addition, income available to holders of the Company's Common Stock during the fiscal year ending December 31, 1995 will be reduced by the redemption premium and up-front costs of issuance of the preferred stock totaling $3.8 million. The Company has drawn on its revolving credit facility with its bank group to finance the redemption.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          WESTERN GAS RESOURCES, INC.
                                          ----------------------------
                                                  Registrant


     Date: June 1, 1995          By: /s/ WILLIAM J. KRYSIAK
                                     -----------------------------
                                          William J. Krysiak
                                          Vice President Finance
                                          (Principal Financial and
                                          Accounting Officer)